UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

Instructure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37629	26-3505687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6330 South 3000 East, Suite 700 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 203-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.0001	INST	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 13, 2020, Instructure, Inc. (the “Company”) published a letter to Instructure stockholders. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed transaction, on January 7, 2020 the Company filed with the SEC a revised definitive proxy statement on Schedule 14A (the “Amended Proxy Statement”), as well as other relevant documents concerning the proposed transaction. The Company will mail the Amended Proxy Statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction on or about January 14, 2020. Investors and security holders of the Company are urged to carefully read the Amended Proxy Statement (and any amendments thereto when such filings become available) and other filings made in connection therewith because such documents will contain important information about the proposed transaction.

Investors and security holders of the Company are able to obtain a free copy of the Amended Proxy Statement, and will be able to obtain a free copy of any amendments thereto, as well as other relevant filings containing information about the Company and the proposed transaction, including materials that are incorporated by reference into the Amended Proxy Statement, without charge, at the SEC’s website (http://www.sec.gov) or from the Company by contacting the Company’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to the Company’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of the Company’s directors and executive officers and their ownership of Company common stock is set forth in the Company’s annual report on Form 10-K filed with the SEC on February 20, 2019 and the Company’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed transaction, by security holdings or otherwise, are contained in the preliminary proxy statement filed with the SEC on December 23, 2019, and the Amended Proxy Statement, and will be contained in the other relevant materials to be filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained, without charge, from the SEC or the Company as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, the Company’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of the Company, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of the Company to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; the Company’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of the Company’s common stock or on the Company’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for the Company’s products; new application introductions and the Company’s ability to develop and deliver innovative applications and features; the Company’s ability to provide high-quality service and support offerings; the Company’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to the Company can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of the Company’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. The Company assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release, dated January 13, 2020.

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 13, 2020

/s/ Matthew A. Kaminer
Matthew A. Kaminer
Chief Legal Officer

Exhibit 99.1

Instructure Lead Independent Director Sends Letter to Shareholders Highlighting the

Compelling and Market-Tested Value of the Thoma Bravo Transaction

Urges Shareholders to Vote “FOR” the Proposed Transaction

SALT LAKE CITY – JANUARY 13, 2020 – The Lead Independent Director of the Board of Directors of Instructure (NYSE: INST), Lloyd “Buzz” Waterhouse, today sent an open letter on behalf of the Board of Directors to the Company’s shareholders regarding the previously announced definitive merger agreement with Thoma Bravo, LLC.

The full text of the letter from the Lead Independent Director to shareholders follows:

January 13, 2020

Dear Fellow Instructure Stockholder,

Instructure’s Board of Directors led an exhaustive strategic alternatives process in which 55 potential acquirers were contacted. The Board unanimously believes that the $47.60 per share all-cash transaction with Thoma Bravo maximizes value for all stockholders. The transaction negotiated by the Board represents a total shareholder return of over 188% since we became a public company a little over 4 years ago.

However, we believe a certain activist investor is attempting to deprive all Instructure stockholders of the opportunity to realize this substantial return by deliberately perpetuating a false and misleading narrative about the Board’s deliberations, intentions and strategic transactions process, despite having publicly pushed for a sale process. The Board urges our stockholders to reject the opportunistic tactics being employed by this investor to derail the Thoma Bravo transaction by voting your shares in favor of the $47.60 per share Thoma Bravo merger proposal at the February 13, 2020 Special Meeting of Instructure stockholders. Your vote is extremely important to realizing this value; no matter how many shares you hold, please make sure your voice is heard by voting in favor of the merger proposal at the Special Meeting.

To ensure all stockholders understand the truth, we have laid out the basic facts below:

1.

The Board has secured a transaction that it believes reflects the fair value of the company as supported by a fairness opinion delivered by J.P. Morgan, the Company’s financial advisor, delivers a clear premium to the undisturbed share price, and provides significant, certain value to all of our stockholders.

2.

There is significant ongoing risk to Instructure’s core business and its long term prospects, and the price offered by Thoma Bravo exceeds what our Board, in consultation with its financial advisors, believes can be achieved on a stand-alone basis at this time.

3.

The Board undertook an exhaustive and deliberate strategic review process, which included a post-signing, go-shop market check during which no offers were made, that in our view clearly supports our determination that the Thoma Bravo transaction represents the highest value available to Instructure stockholders.

Compelling Value

•	The Thoma Bravo transaction provides a cash payment of $47.60 per share upon closing, representing a:

•

28% premium to $37.23, the stock price’s low point reached on September 24, 2019 following consecutive earnings below expectations in Q1 and Q2, prior to increased activist agitation and stock accumulation,

•	18% premium to $40.47, the 3-month volume-weighted average price prior to Q3 earnings, and

•	12% premium to $42.44, the closing price prior to Q3 earnings.

•	As laid out in the definitive proxy statement, the $47.60 per share merger consideration compares favorably to the implied discounted cash flow value of the company, representing a:

•	Premium of 27% to the midpoint of the range of value implied by the discounted cash flow analysis of the 35% long-term EBITDA margin case, and

•	Premium of 12% to the midpoint of the range of value implied by the discounted cash flow analysis of the 40% long-term EBITDA margin case.

•	The transaction multiple of 6.8x enterprise value-to-next twelve months (NTM) Education revenue is consistent with comparable SaaS take private transactions[1].

•

The transaction delivers certainty with respect to the cash consideration to our stockholders because the Thoma Bravo merger is not subject to any financing conditions or contingencies and has a prompt path to closing after approval from stockholders at the Special Meeting.

•

The Board carefully considered continuing as a standalone company, weighing the benefits and risks of executing our plan as analysts across Wall Street consistently decreased their projections over the last year for our revenue growth, with the consensus for projected 2020 growth starting at 24% in the beginning of the year and ending the year at 18%, representing a decrease of approximately 25%.

Market-Tested Value

•

Beyond the compelling financial metrics of the Thoma Bravo transaction, we view it as unreasonable and disingenuous to argue that an exhaustive process led by the Board, which, over the course of 11 months, allowed the company to discuss a possible transaction with 55 parties, was done in bad faith simply because the value of the fully-negotiated deal does not meet an activist hedge fund’s unsubstantiated expectations of value.

•	After examining strategic alternatives available to the Company, our Board unanimously determined that a sale at this price maximizes value for our stockholders.

[1]

Transaction multiple of 6.8x enterprise value (EV)-to-next twelve months (NTM) Education revenue excludes the Corporate business; including the Corporate business, the implied transaction multiple would be 6.2x EV-to-NTM revenue.

•	The Board of Directors pursued a deliberate and comprehensive price discovery process, including engagement with an extensive number of financial and strategic parties.

•

As a result of the process being disclosed through the press, the Board decided to make its strategic review public to attract any and all interested parties, in addition to all of the parties that had been engaged prior to such announcement, to the further benefit of stockholders.

•	Prior to entering into the merger agreement with Thoma Bravo, the Board engaged with 40 potential buyers, spanning both financial sponsors and strategic buyers.

•

Before the Board approved the Thoma Bravo transaction, another party was actively bidding for Instructure, and in fact caused Thoma Bravo to revise its price multiple times, but Thoma Bravo ultimately prevailed by offering a superior price with significantly more deal certainty.

•

The Board engaged in substantial and significant price discovery based on the number of bids it received. All other active parties either revised their preliminary price ranges below the Thoma Bravo proposal or declined to continue in the process before the Board determined to approve the transaction with Thoma Bravo.

•	To maximize value for stockholders, the Board negotiated with Thoma Bravo and the other final bidder in a competitive auction, both of whom submitted best and final proposals.

•

After careful consideration, in consultation with J.P. Morgan, the Board determined that it should accept the Thoma Bravo transaction because, among other important matters described in the proxy, it represented the highest value reasonably available to the company and its stockholders.

•

In an extended effort to induce competition among any potentially interested parties, the Board insisted on a 35-day go-shop period (in spite of Thoma Bravo’s resistance to a go-shop) to enable the company to continue to engage with parties who had already entered into an NDA and to engage with additional potential buyers.

•

Despite active solicitation of 15 new potential buyers during the 35-day go-shop period, in addition to the 9 who had been in contact with the Company prior to announcement, no party made any offer to acquire Instructure and only two parties entered into an NDA.

•

Had any of the potential buyers solicited by Instructure believed Instructure’s value was more than $47.60, we believe there is no doubt that they would have submitted a proposal to top Thoma Bravo’s offer given the ample time available to them. But none did.

•

During the 35-day go-shop period, activity in the mergers and acquisitions market remained strong (161 mergers and acquisitions valued at $95.6 billion were announced in the United States2) and included Wesco making a competing bid for Anixter International on Christmas Eve and then again on December 26, 2019.

•

The results of the Board’s comprehensive process, which gave consideration to the company’s strategic alternatives and provided any potential buyer the opportunity to participate in the process, reinforce the compelling value of the Thoma Bravo transaction. Thoma Bravo made clear that $47.60 was its “best and final” offer for Instructure.

Instructure’s Board is Focused on Maximizing Stockholder Value; Dissident Investors Represent their Own Interests

•	The Board of Directors has one priority: maximizing value for our stockholders. As significant, long term stockholders, the Board’s interests are fully aligned with the interests of all stockholders.

•

Unlike at least one of the dissident investors who reached out to Thoma Bravo to seek an opportunity to rollover their stock in the transaction, none of the directors or employees of Instructure have sought to roll any of their shares, or even engaged in any discussions with Thoma Bravo about rolling their shares into the transaction, because it was the Board’s belief that allowing Thoma Bravo to acquire all of Instructure would produce the maximum value for all of our stockholders.

•

There are no employment discussions, agreements or arrangements by anyone on the management team with Thoma Bravo. Each of the bidders entered into the process without any arrangement with or assurances from management regarding the bidders’ possible plans for operation of Instructure. Management was authorized by the Board only to engage with bidders to address diligence inquiries and all substantive negotiations regarding price, deal terms and participation in the process were directed through the Board and its financial and legal advisors.

•

We believe a small number of investors, some of whom have only recently purchased shares in the company, have been spreading misinformation in the market regarding the robust sales process overseen by the Board to distract from the merits of the deal and place their own interests first. Some of these investors include activists that likely caused the value of our stock to spike over 20% in one month prior to announcement of the transaction, disrupting the sales process.

•

Of the investors that have made their views of the transaction public, a certain activist investor pushed publicly and privately for a sale of the company – and ultimately got the outcome they desired — only then to turn around and criticize the company’s process well before the full facts were made available to stockholders in the proxy.

[2]	According to Bloomberg’s M&A Database, Transactions involving a US-based target, seller or acquirer from December 5, 2019 to January 8, 2020

•

We believe that accepting this false narrative and voting against the transaction will deprive you of the opportunity to obtain a significant return on your investment and expose you to significant declines in the stock price that could occur should the transaction not be approved.

•	In unanimous support of the transaction, all of the Directors on the Board have confirmed their intention to vote their shares in favor of the transaction.

PROTECT YOUR INVESTMENT

VOTE FOR THE THOMA BRAVO TRANSACTION TODAY

As an Instructure stockholder, your choice is clear: vote today for the significant, compelling and immediate value that the Thoma Bravo transaction provides to all stockholders.

Your Board unanimously recommends that you vote “FOR” the all-cash, $47.60 per share Merger Proposal. Your vote is extremely important, no matter how many or how few shares you own. Make sure your voice is heard. Please vote your shares today.

If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc., toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

On behalf of the Board of Directors, sincerely,

Lloyd “Buzz” Waterhouse

Lead Independent Director, Instructure

If you have questions or need assistance in voting your proxy card please contact:

1407 Broadway, 27th Floor

New York, New York 10018

proxy@mackenziepartners.com

(212) 929-5500

or

Toll-Free (800) 322-2885

ABOUT INSTRUCTURE

Instructure helps people grow from the first day of school to the last day of work. More than 30 million people use the Canvas Learning Management Platform for schools and the Bridge Employee Development Platform for businesses. More information at www.instructure.com.

Additional Information and Where to Find It

Instructure filed with the Securities and Exchange Commission (the “SEC”) a revised definitive proxy statement on Schedule 14A on January 7, 2020 (the “proxy statement”), as well as other relevant documents concerning the proposed transaction. The proxy statement contains important information about the proposed merger and related matters. Investors and security holders of Instructure are urged to carefully read the entire proxy statement because it contains important information about the proposed transactions. A definitive proxy statement will be sent to the stockholders of Instructure seeking any required stockholder approvals.

Investors and security holders of Instructure will be able to obtain a free copy of the proxy statement, as well as other relevant filings containing information about Instructure and the proposed transactions, including materials that will be incorporated by reference into the proxy statement, without charge, at the SEC’s website (http://www.sec.gov) or from Instructure by contacting Instructure’s Investor Relations at (866) 574-3127, by email at Investors@instructure.com, or by going to Instructure’s Investor Relations page on its website at https://ir.instructure.com/overview/default.aspx and clicking on the link titled “SEC Filings.”

Participants in the Solicitation

Instructure and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding the interests of Instructure’s directors and executive officers and their ownership of Instructure common stock is set forth in Instructure’s annual report on Form 10-K filed with the SEC on February 20, 2019 and Instructure’s proxy statement on Schedule 14A filed with the SEC on April 8, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the proposed merger, by security holdings or otherwise, are contained in the proxy statement and other relevant materials to be filed with the SEC in connection with the proposed merger. Free copies of these documents may be obtained, without charge, from the SEC or Instructure as described in the preceding paragraph.

Notice Regarding Forward-Looking Statements

This communication contains forward-looking information related to the Company and the acquisition of the Company. Forward-looking statements in this release include, among other things, statements about the potential benefits of the proposed transaction, Instructure’s plans, objectives, expectations and intentions, the financial condition, results of operations and business of Instructure, and the anticipated timing of closing of the proposed transaction. Risks and uncertainties include, among other things, risks related to the ability of Instructure to consummate the proposed transaction on a timely basis or at all, including due to complexities resulting from the adoption of new accounting pronouncements and associated system implementations; the satisfaction of the conditions precedent to consummation of the proposed transaction; Instructure’s ability to secure regulatory approvals on the terms expected in a timely manner or at all; disruption from the transaction making it more difficult to maintain business and operational relationships; the negative side effects of the announcement or the consummation of the proposed transaction on the market price of Instructure’s common stock or on Instructure’s operating results; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transaction; competitive factors, including competitive responses to the transaction and changes in the competitive environment, pricing changes, sales cycle time and increased competition; customer demand for Instructure’s products; new application introductions and Instructure’s ability to develop and deliver innovative applications and features; Instructure’s ability to provide high-quality service and support offerings; Instructure’s ability to build and expand its sales efforts; regulatory requirements or developments; changes in capital resource requirements; and other business effects, including the effects of industry, market, economic, political or regulatory conditions; future exchange and interest rates; changes in tax and other laws, regulations, rates and policies; and future business combinations or disposals.

Further information on these and other risk and uncertainties relating to Instructure can be found in its reports on Forms 10-K, 10-Q and 8-K and in other filings Instructure makes with the SEC from time to time and available at www.sec.gov. These documents are available under the SEC filings heading of the Investors section of Instructure’s website at https://ir.instructure.com/overview/default.aspx.

The forward-looking statements included in this communication are made only as of the date hereof. Instructure assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

CONTACTS:

Instructure Investor Relations 866-574-3127, Investors@instructure.com

Instructure Media Contact

Cory Edwards, 801-869-5258, cory@instructure.com

or

Kekst CNC

Ross Lovern, 212-521-4800, ross.lovern@kekstcnc.com